April 23, 2012

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

RE:          Principal Life Insurance Company

                Variable Life Separate Account

                Principal Variable Universal Life Accumulator

                Registration Statement on Form N-6

                File No.:  333-65690

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Charles M. Schneider

Charles M. Schneider

Counsel
515-246-5688
schneider.charles@principal.com